SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 23, 2013 (August 22, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

9705 N. Broadway Ext. Ste 200, 2nd Floor

Oklahoma City, OK 73114

(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K previously filed by Elephant Talk Communications Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on August 22, 2013. The sole purpose of this amendment is to state correctly the terms of a warrant issued by the Company, as described below. No other changes have been made to the original filing on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 22, 2013 the Company disclosed on Form 8-K, among other things, that it issued a warrant to Bernard Moncarey (the “Investor”) to purchase 1,000,000 shares of restricted Common Stock (the “Warrant”). The Company disclosed that the Warrant is exercisable at any time on or after February 17, 2013 at a price of $0.887 per share for a term of 5 years. The Company is filing this amendment to correct its disclosure about the exercise date of the Warrant. The Warrant is exercisable at any time on or after February 17, 2014.

The description of the Warrant is qualified in its entirety by the terms and conditions of the Warrant, which is filed as Exhibit 4.2 on the Company’s Form 8-K, filed with the SEC on August 22, 2013, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel